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                                LATHAM & WATKINS
                                ATTORNEYS AT LAW
                           701 "B" STREET, SUITE 2100
                        SAN DIEGO, CALIFORNIA 92101-8197
                                 ---------------
                            TELEPHONE (619) 236-1234
                               FAX (619) 696-7419

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                                  [LETTERHEAD]



                                 March 29, 2000




JNI Corporation
9775 Towne Centre Drive
San Diego, California 92121

                  Re:      FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

         In connection with the registration by JNI Corporation, a Delaware corporation (the "Company"), of 6,884,241 shares of common stock, par value $.001 per share (the "Shares"), of the Company to be issued pursuant to the 1997 Stock Option Plan of JNI Corporation, as amended (the "1997 Plan"), the 1999 Stock Option Plan of JNI Corporation, as amended (the "1999 Plan") and the 1999 Employee Stock Purchase Plan of JNI Corporation (the "1999 Purchase Plan," and together with the 1997 Plan and the 1999 Plan, the "Plans") under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 29, 2000 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.


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LATHAM & WATKINS

JNI Corporation
March 29, 2000
Page 2


         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the law of any other local agencies within the state.

         Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and, upon the issuance of and payment for the Shares in accordance with the terms set forth in the Plans, the Shares will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,

                                             /s/ Latham & Watkins